UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2026

UNITED STATES 12 MONTH OIL FUND, LP

 (Exact name of registrant as specified in its charter)

Delaware	001-33859	26-0431897
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, California 94596

(Address of principal executive offices) (Zip Code)

(510) 522-9600

 Registrant’s telephone number, including area code

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Shares of United States 12 Month Oil Fund, LP	USL	NYSE Arca, Inc.

Item 1.01     Entry into a Material Definitive Agreement.

On September 25, 2026, The Marygold Companies, Inc. (“TMC”) publicly announced its entry into a definitive agreement with Madison Dearborn Partners (“MDP”), a leading private equity firm based in Chicago, for TMC to become a privately held company in an all-cash transaction (the “Transaction”). TMC is the sole shareholder of USCF Investments, Inc., which is the holding company and sole member of United States Commodity Funds LLC (“USCF”), the general partner of United States 12 Month Oil Fund, LP.

The Transaction is expected to close during the first half of 2027 or earlier upon satisfaction of customary closing conditions, including the approval of TMC stockholders, regulatory approvals, and certain change-of-control approvals. Upon completion of the Transaction, TMC will become a privately held company and its common stock will no longer be listed on the New York Stock Exchange. TMC and MDP have indicated that, after the close of the Transaction and at the appropriate time, MDP and TMC’s leaders will execute on TMC’s previously announced transformation strategy to refocus USCF’s business. There is no guarantee that the Transaction will be completed within the expected time frame, or at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES 12 MONTH OIL FUND, LP
		By:	United States Commodity Funds LLC, its general partner

Date:	September 25, 2026	By:	/s/ John P. Love
		Name:	John P. Love
		Title:	President and Chief Executive Officer, and Management Director